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                                                                    EXHIBIT 99.2

                               WAVE SYSTEMS CORP.

                             SUBSCRIPTION AGREEMENT


Redwave plc


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Ladies and Gentlemen:

     Pursuant to a Share Purchase Agreement, dated 19 June, 2002 (the "SHARE PURCHASE Agreement"), between Wave Systems Corp., a Delaware corporation (the "COMPANY"), Redwave plc (the "PURCHASER") and GlobalWave Group plc ("GROUP"), the Company desires to issue and sell to Redwave plc (the "PURCHASER"), and the Purchaser desires to purchase from the Company, the Consideration Shares referred to in the Share Purchase Agreement. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Share Purchase Agreement.

     1. ISSUANCE. Subject to and upon the terms and conditions hereof and in the Share Purchase Agreement, the Purchaser agrees to purchase from the Company, and subject to and upon the terms and conditions set forth in this Agreement and the Share Purchase Agreement and in reliance upon the representations and warranties made by the Purchaser, the Company agrees to issue and sell to the Purchaser, the Consideration Shares.

     2. INVESTMENT REPRESENTATIONS OF THE PURCHASER. The Purchaser hereby delivers to the Company an Investment Representations Certificate in the form of EXHIBIT A attached hereto (a "PURCHASER'S CERTIFICATE").

     3. RELIANCE. The Purchaser acknowledges that the Company and its officers, directors, employees, and agents are relying on the truth and accuracy of the representations and warranties contained in the Purchaser's Certificate delivered in connection with the offering of the Consideration Shares for sale to the Purchaser without having first registered the Consideration Shares under the Securities Act of 1933, as amended. The Purchaser represents and warrants that all representations, warranties, statements and certifications made in the Purchaser's Certificate are true, correct and complete as of the date hereof. All representations, warranties, and covenants contained in this Agreement and in the Purchaser's Certificate shall survive the acceptance of this Agreement and the issuance of the Consideration Shares. Notwithstanding the foregoing, however, no representation, warranty, acknowledgment, or agreement made herein or in the Purchaser's Certificate by the Purchaser shall in any manner be deemed to constitute a waiver of any rights granted to the Purchaser under federal or state securities laws.

     4. CONSENT TO USE OF INFORMATION. The Purchaser hereby consents to the utilization by the Company, as necessary in connection with dealings with any governmental and regulatory authorities, of any information supplied to the Company by the Purchaser or by its representatives in connection with the offer and sale of the Consideration Shares, and agrees to supply any additional information reasonably requested by any such authority.


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     5. REGISTRATION RIGHTS. As soon as reasonably practicable but in any case not later than sixty days after the date set for Completion in accordance with the terms of the Share Purchase Agreement (and assuming receipt by the Company from the Purchaser of all information reasonably requested by the Company in connection with such filing), the Company will prepare and file with the Securities and Exchange Commission a registration statement on Form S-1 (the "REGISTRATION STATEMENT"), covering the resale by the Purchaser of the Consideration Shares and will use its best endeavours to deal with any enquiries or questions raised by the SEC thereon in an expedient and timely manner.

     6. NOTICE TO PURCHASER. Correspondence and notices to the Purchaser should be sent to the addresses listed below in the signature page to this Agreement until such time as the Purchaser shall notify the Company, in writing, of a different address to which such correspondence and notices are to be sent. Written notice to any party may be delivered by any means reasonably calculated to be effective, including by facsimile or electronic mail.

     7. MISCELLANEOUS.

     (a) The Purchaser agrees that this Agreement is not transferable or assignable.

     (b) The Purchaser agrees that, except as expressly permitted by any applicable state law, the Purchaser may not cancel, terminate or revoke this Agreement or any agreement of the Purchaser made hereunder and this Agreement shall survive the death or legal disability of the Purchaser and shall be binding upon the Purchaser's heirs, executors, administrators, successors and assigns.

     (c) This Agreement, including the exhibits hereto, constitutes the entire Agreement among the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.

     (d) Headings are for convenience only and are not deemed to be part of this Agreement.

     (e) This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

     (f) This Agreement and the rights and obligations of the parties hereunder shall be enforced, governed and construed in all respects in accordance with the internal substantive laws of the State of Delaware (without reference to principles of conflicts or choice of law that would cause the application of the internal laws of any other jurisdiction).

     (g) The Purchaser agrees to provide such information and to execute and deliver such documents as reasonably may be necessary to comply with any and all laws and ordinances to which the Company is subject and in order to verify any of the information provided by or representations or warranties made by the Purchaser to the Company.


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     (h)  The Purchaser acknowledges that if he, she or it is a domiciliary of any state whose "blue sky laws" or other local securities laws require a restriction on transferability of securities, he, she or it will comply with such restrictions.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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     IN WITNESS WHEREOF, the following parties have executed this Subscription
Agreement as of this 24th day of July, 2002.

PURCHASER:

REDWAVE PLC


BY:
-----------------------------------------------------
Name:
Title:

Address:
        ---------------------------------------------

        ---------------------------------------------

        ---------------------------------------------

        ---------------------------------------------

        Facsimile:
                  -----------------------------------


COMPANY:

WAVE SYSTEMS CORP.


BY:
-----------------------------------------------------
Name:
Title:




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                                                                       EXHIBIT A

                        [FORM OF PURCHASER'S CERTIFICATE]


                     INVESTMENT REPRESENTATIONS CERTIFICATE


     Reference is hereby made to that certain Subscription Agreement, of even date herewith (the "AGREEMENT") by and between Wave Systems Corp., a Delaware corporation (the "COMPANY"), Redwave plc (the "PURCHASER") and GlobalWave Group plc ("Group"). Capitalized terms used herein without definition shall have the respective meanings assigned to them in the Agreement.

     In connection with the issuance of Consideration Shares to the Purchaser, the Purchaser hereby represents, warrants and certifies as follows:

     (a) That the Purchaser is acquiring the Consideration Shares pursuant to the Share Purchase Agreement for the Purchaser's own account for investment and not with a view to the distribution thereof. The Purchaser acknowledges and agrees that unless and until the Consideration Shares are registered under the Securities Act, the Purchaser will not sell or otherwise dispose of all or any portion of the Consideration Shares, otherwise than pursuant to registration under the Securities Act or under Rule 144 promulgated thereunder. In conformity herewith, the Purchaser agrees that the certificate(s) for all Consideration Shares which may be issued to the Purchaser shall bear the following legend:

               "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF, IN WHOLE OR IN PART, OTHER THAN PURSUANT TO REGISTRATION UNDER SAID ACT OR IN CONFORMITY WITH THE LIMITATIONS OF RULE 144."

               The Purchaser acknowledges that the Purchaser was informed by the Company that unless and until such Consideration Shares are registered for sale by the Purchaser under the Securities Act, they must be held, and the economic risk of the investment must be borne, unless an exemption from such registration is available.

     (b) That the Purchaser has adequate means of providing for his, her or its current needs and personal contingencies, that the Purchaser has no need now, and anticipates no need in the foreseeable future, to sell the Consideration Shares, and the Purchaser currently has sufficient financial liquidity to afford a complete loss of his, her or its investment in the Company.

     (c) That all information that the Purchaser has provided (or will provide) concerning the Purchaser and the Purchaser's financial position, is correct and complete as of the date set forth below (or will be correct and complete as of the date provided) and, if there should be any material change in such information prior to the Purchaser's having made his, her or its investment in the Company, the Purchaser will immediately provide such information to the Company.

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     (d)  That the Purchaser has received and carefully reviewed descriptive materials and memoranda relating to the Company and any other materials relating thereto that the Purchaser has requested.

     (e) That the Purchaser has had an opportunity to ask questions of and receive answers from the authorized representatives of the Company, and to review any relevant documents and records concerning the business of the Company and the terms and conditions of this investment, and that any such questions have been answered to the Purchaser's full satisfaction.

     (f) That no person or entity, other than the Company or its authorized representatives, has offered the Consideration Shares to the Purchaser.

     (g) That the Purchaser has such knowledge and experience in financial and business matters that he, she or it is capable of evaluating the merits and risks of an investment in the Company, or the Purchaser and his, her or its financial and investment advisors together have such knowledge and experience in financial and business matters that the Purchaser is capable of evaluating the merits and risks of an investment in the Company.

     (h) That it has been called to the Purchaser's attention in connection with his, her or its investment in the Company that such investment is speculative in nature and involves a high degree of risk.

     (i) That the Purchaser understands that no federal or state agency (including the Securities and Exchange Commission) has passed upon or made any recommendation or endorsement of an investment in the Consideration Shares.

     (j) That the Purchaser will notify the Company immediately, and in any event prior to the date this Agreement is accepted by the Company, if any event occurs that would materially and adversely affect any of the representations or warranties contained herein.

     (k) That the Purchaser is an "accredited investor" as such term is defined in Rule 501 of SEC promulgated under the Securities Act


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     IN WITNESS WHEREOF, this Investment Representations Certificate has been duly executed and delivered as of the date first above written.


                                       REDWAVE PLC


                                       By:
                                          ---------------------------------
                                       Title:


Date:
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